Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated July 1, 2019, relating to our audit of the financial statements and financial highlights, which appear in the April 30, 2019 Annual Report to Shareholders of PREDEX, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our firm under the caption “Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

August 28, 2019